Exhibit 99.1
PETMED EXPRESS, INC. D/B/A 1-800-PETMEDS ANNOUNCES ITS FOURTH QUARTER AND FISCAL YEAR END FINANCIAL RESULTS AND DECLARES ITS $0.27 PER SHARE DIVIDEND

Delray Beach, Florida, May 6, 2019 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the fiscal year ended March 31, 2019. Net sales for the quarter ended March 31, 2019 were $64.6 million, compared to $67.3 million for the quarter ended March 31, 2018, a decrease of 4.1%. For the fiscal year ended March 31, 2019 net sales were $283.4 million, compared to $273.8 million for the fiscal year ended March 31, 2018, an increase of 3.5%. Reorder sales for the fiscal year ended March 31, 2019 were $241.8 million, compared to $227.5 million for the year ended March 31, 2018, an increase of 6.3%. Net income for the quarter ended March 31, 2019 was $6.6 million, or $0.32 diluted per share, compared to net income of $10.2 million, or $0.50 diluted per share, for the same quarter the prior year, a decrease to net income of 35%. Net income for the fiscal year ended March 31, 2019 was $37.7 million, or $1.84 diluted per share, compared to net income of $37.3 million, or $1.82 diluted per share, for the fiscal year ended March 31, 2018, an increase to net income of 1.2%. The Company’s online sales for the fiscal year ended March 31, 2019 were approximately 85% of all sales, compared to 84% for the prior year.

Menderes Akdag, President and CEO, commented: “The online pet medication market continued to be more competitive during the quarter, which had a negative effect on our sales and gross margins. Our average order value was $87 for both fiscal 2019 and 2018. Net cash provided by operating activities improved to $45.1 million for fiscal 2019 compared to $37.4 million for fiscal 2018. In fiscal 2020, we will continue to be price competitive, and will increase advertising to promote brand awareness and reinforce brand loyalty to address this more competitive online market. In addition, we will be investing in our e-commerce platform to better service our customers.”

The Board of Directors declared a quarterly dividend of $0.27 per share on its common stock. The dividend will be payable on May 24, 2019, to shareholders of record at the close of business on May 17, 2019. The Company intends to continue to pay regular quarterly dividends; however the declaration and payment of future dividends is discretionary and will be subject to a determination by the Board of Directors each quarter following its review of the Company’s financial performance.

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the year-end financial results. To access the call which is open to the public, dial (888) 455-1758 (toll free) or (203) 827-7025. Callers will be required to supply PETMEDS as the passcode. For those unable to participate in the live event, the call will be available for replay from 10:00 A.M. Eastern Time on May 6, 2019 until May 20, 2019 at 11:59 P.M. To access the replay, call (866) 465-0340 (toll free) or (203) 369-1417 and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs and cats at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com. This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2018. The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 561-526-4444.

###

Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except for per share amounts)

	March 31,	March 31,
	2019	2018
	(UNAUDITED)
ASSETS
Current assets:
Cash and cash equivalents	$100,529	$77,936
Accounts receivable, less allowance for doubtful accounts of $39 and $35, respectively	2,542	2,292
Inventories - finished goods	21,370	23,337
Prepaid expenses and other current assets	1,408	882
Prepaid income taxes	582	788
Total current assets	126,431	105,235

Noncurrent assets:
Property and equipment, net	27,136	28,741
Intangible assets	860	860
Total noncurrent assets	27,996	29,601

Total assets	$154,427	$134,836

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,275	$15,274
Accrued expenses and other current liabilities	2,351	2,835
Total current liabilities	18,626	18,109
Deferred tax liabilities	1,121	996
Total liabilities	19,747	19,105
Commitments and contingencies
Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized; 3 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized; 20,674 and 20,601 shares issued and outstanding, respectively	21	21
Additional paid-in capital	12,478	9,381
Retained earnings	122,172	106,320

Total shareholders' equity	134,680	115,731

Total liabilities and shareholders' equity	$154,427	$134,836

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except for per share amount)

	Three Months Ended		Year Ended
	March 31,		March 31,
	2019	2018	2019	2018
	(UNAUDITED)		(UNAUDITED)
Sales	$64,565	$67,322	$283,419	$273,800
Cost of sales	43,841	42,403	188,105	175,993

Gross profit	20,724	24,919	95,314	97,807

Operating expenses:
General and administrative	5,840	6,068	24,767	24,290
Advertising	6,522	4,311	22,148	19,255
Depreciation	560	536	2,225	2,126
Total operating expenses	12,922	10,915	49,140	45,671

Income from operations	7,802	14,004	46,174	52,136

Other income:
Interest income, net	549	241	1,864	658
Other, net	256	240	1,083	995
Total other income	805	481	2,947	1,653

Income before provision for income taxes	8,607	14,485	49,121	53,789

Provision for income taxes	1,987	4,302	11,381	16,506

Net income	$6,620	$10,183	$37,740	$37,283

Comprehensive income	$6,620	$10,183	$37,740	$37,283

Net income per common share:
Basic	$0.32	$0.50	$1.84	$1.83
Diluted	$0.32	$0.50	$1.84	$1.82

Weighted average number of common shares outstanding:
Basic	20,491	20,375	20,461	20,346
Diluted	20,501	20,422	20,491	20,433

Cash dividends declared per common share	$0.27	$0.25	$1.06	$0.85

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended
	March 31,
	2019	2018
	(UNAUDITED)
Cash flows from operating activities:
Net income	$37,740	$37,283
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,225	2,126
Share based compensation	3,097	2,575
Deferred income taxes	125	(92)
Bad debt expense	85	112
(Increase) decrease in operating assets and increase (decrease) in liabilities:
Accounts receivable	(335)	(596)
Inventories - finished goods	1,967	(3,109)
Prepaid income taxes	206	(788)
Prepaid expenses and other current assets	(526)	137
Accounts payable	1,001	53
Accrued expenses and other current liabilities	(447)	337
Income taxes payable	-	(659)
Net cash provided by operating activities	45,138	37,379

Cash flows from investing activities:
Purchases of property and equipment	(620)	(703)
Net cash used in investing activities	(620)	(703)

Cash flows from financing activities:
Dividends paid	(21,925)	(17,470)
Net cash used in financing activities	(21,925)	(17,470)

Net increase in cash and cash equivalents	22,593	19,206
Cash and cash equivalents, at beginning of year	77,936	58,730

Cash and cash equivalents, at end of year	$100,529	$77,936

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$11,051	$18,046

Dividends payable in accrued expenses	$203	$240

Exhibit 99.1 Page 4 of 4